Exhibit 17
                                                                ----------


                           PX Holding Corporation
                            35 East 62nd Street
                          New York, New York 10021


                                                              December 3, 2002

M & F Worldwide Corp.
35 East 62nd Street
New York, New York 10021

PVI Acquisition Corp.
35 East 62nd Street
New York, New York 10021

Gentlemen:

                  PX Holding Corporation, a Delaware corporation ("PX Holding") and a wholly owned subsidiary of Mafco Holdings Inc., a Delaware corporation, M & F Worldwide Corp., a Delaware corporation ("M & F Worldwide"), and PVI Acquisition Corp., a Delaware corporation ("PVI Acquisition") and a wholly owned subsidiary of M & F Worldwide, hereby agree that PX Holding will purchase from PVI Acquisition 7,320,225 shares of common stock, par value $.01 per share, of Panavision Inc., a Delaware corporation (the "Panavision Common Stock"), for an aggregate purchase price of (i) $80,000,000 in cash, (ii) 1,500,000 shares of common stock, par value $.01 per share, of M & F Worldwide (the "M & F Worldwide Common Stock") and (iii) 6,182,153 shares of Series B Non-Cumulative Perpetual Participating Preferred Stock, par value $.01 per share, of M & F Worldwide (the "M & F Worldwide Series B Preferred Stock").

                  In connection with the transactions contemplated by this letter agreement (this "Letter Agreement"), PX Holding represents and warrants that:

         1. PX Holding is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

         2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by PX Holding will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of PX Holding, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which PX Holding is a party or by which PX Holding or any of its property is bound or to which it is subject;

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         3.       PX Holding has all necessary corporate power, authority and legal right to execute, deliver and perform its obligations as described in this Letter Agreement and the execution, delivery and performance by PX Holding of this Letter Agreement has been duly authorized;

         4. This Letter Agreement has been duly and validly executed and delivered by PX Holding and constitutes the legal, valid and binding obligation of PX Holding, enforceable against PX Holding in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         5. The transfer of the M & F Worldwide Common Stock and the M & F Worldwide Series B Preferred Stock will effectively vest in PVI Acquisition good, valid and marketable title to the M & F Worldwide Common Stock and the M & F Worldwide Series B Preferred Stock, free and clear of all Encumbrances whatsoever, except for any Encumbrances arising under the Securities Act of 1933 (the "Securities Act") or state securities laws. As used in this Letter Agreement, the term "Encumbrances" shall mean any and all liens, charges, security interests, options, claims, mortgages, pledges, or agreements, obligations, understandings or arrangements or other restrictions on title or transfer of any nature whatsoever.

                  In connection with the transactions contemplated by this Letter Agreement, M & F Worldwide and PVI Acquisition (together, the "Companies") represent and warrant that:

         1. Each of the Companies is a corporation duly organized, validly existing and in good standing under the laws of Delaware;

         2. None of the execution and delivery of this Letter Agreement, the consummation of the transactions herein contemplated or compliance with the terms and conditions hereof by the Companies will conflict with or result in a breach of, or require any authorization, approval or consent which has not been obtained under, or constitute a default under, the charter or by-laws of each of the Companies, or any applicable provision or term of any law or regulation, or any order, writ, injunction or decree of any court or governmental authority or agency, or any material agreement or instrument to which either of the Companies is a party or by which either of the Companies or any of their property is bound or to which it is subject;

         3. Each of the Companies has all necessary corporate power, authority and legal right to execute, deliver and perform their obligations as described in this Letter Agreement and the execution, delivery and performance by the Companies of this Letter Agreement has been duly authorized;

         4. This Letter Agreement has been duly and validly executed and delivered by each of the Companies and constitutes the legal, valid and binding obligation of the Companies, enforceable against each of the Companies in accordance with its terms, except as such enforceability may be limited by
                  (i) bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer or similar laws of general applicability affecting the enforcement of creditors' rights and (ii) the application of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law); and

         5. The transfer of the Panavision Common Stock will effectively vest in PX Holding good, valid and marketable title to the Panavision Common Stock, free and clear of all Encumbrances whatsoever, except for any Encumbrances arising under the Securities Act or state securities laws.

                  Upon delivery of the 7,320,225 shares of Panavision Common Stock in exchange for (i) $80,000,000 in cash, (ii) 1,500,000 shares of M & F Worldwide Common Stock and (iii) 6,182,153 shares of M & F Worldwide Series B Preferred Stock, PX Holding, M & F Worldwide and PVI Acquisition shall execute and deliver a cross receipt in the form attached hereto as Exhibit A.

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                  If you are in agreement with the foregoing, please so
indicate by signing the enclosed duplicate copy of this Letter Agreement.



                                         Very truly yours,

                                         PX Holding Corporation



                                         By:   /s/ Todd J. Slotkin
                                            ----------------------------------
                                         Name:    Todd J. Slotkin
                                         Title:   Executive Vice President and
                                                  Chief Financial Officer


ACCEPTED AND AGREED TO:

M&F WORLDWIDE CORP.


By:   /s/ Howard Gittis
   ----------------------------------
Name:    Howard Gittis
Title:   Chairman of the Board of
         Directors, President and Chief
         Executive Officer


PVI ACQUISITION CORP.


By:  /s/ Howard Gittis
   ----------------------------------
Name:    Howard Gittis
Title:   Vice Chairman of the Board of Directors

                                                                    EXHIBIT A
                                                                    ---------

                                 CROSS RECEIPT


         PX Holding hereby acknowledges delivery of 7,320,225 shares of Panavision Common Stock in satisfaction of PVI Acquisition's and M & F Worldwide's obligations under the Letter Agreement.


PX Holding Corporation


By:  /s/ Todd J. Slotkin
    --------------------------------
      Name:   Todd J. Slotkin
      Title:  Executive Vice President and
              Chief Financial Officer


         PVI Acquisition and M & F Worldwide hereby acknowledge delivery of
(i) $80,000,000 in cash, (ii) 1,500,000 shares of M & F Worldwide Common Stock and (iii) 6,182,153 shares of M & F Worldwide Series B Preferred Stock in satisfaction of PX Holding's obligations under the Letter Agreement.


PVI ACQUISITION CORP.


By:  /s/ Howard Gittis
   ---------------------------------
      Name:   Howard Gittis
      Title:  Vice Chairman of the Board of Directors

M&F WORLDWIDE CORP.


By:  /s/ Howard Gittis
   ---------------------------------
Name:    Howard Gittis
Title:   Chairman of the Board of
         Directors, President and Chief
         Executive Officer